UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016 (September 12, 2016)

IDdriven, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-197094	46-4724127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Moss Rock Dr., Auburn, CA 95602

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (480) 307-9700

 Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Subscription Agreements – 20% Notes and Warrants

On September 12, 2016 (the “Effective Date”), IDdriven, Inc. (“we,” “us,” or the “Company”) entered into Subscription Agreements (each, an “Agreement”) with two unrelated third parties (each, an “Investor”). Pursuant to the terms of one of the Agreements, we issued to an Investor a 20% secured convertible promissory notes in exchange for a total of $150,000 (the “New Note”), payable to the Company as set forth in the New Note; and pursuant to the second Agreement we exchanged a currently existing promissory note of the Company which had an accrued principal and interest due of $101,511 for a new secured convertible promissory note in the same amount (the “Replacement Note, and, together with the New Note, the “Notes”).  Each of the Notes has substantially the same terms, other than the terms for the payment of the amounts to the Company as discussed below.

In connection with the Agreements and the Notes, the company issued to the Investors warrants to purchase a total of 125,755 shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company.  Warrants for 75,000 of the shares of Common Stock were issued in connection with the New Note and the remaining warrant was for the purchase of 50,755 shares of Common Stock and was issued in connection with the Replacement Note.

The features of the Notes include:

Payment: The payments from the Investor under the New Note are payable to the Company in three installments, as follows: (i) one third on the Effective Date; (ii) one third due 30 days from the Effective Date, but no later than 45 days from the Effective Date, and (iii) one third due 60 days from the Effective Date, but no later than 90 days from the Effective Date. No payment was due pursuant to the Replacement Note given that the Replacement Note was entered into in exchange for a currently existing promissory note.

Interest. The Notes bear interest at an annual rate of 20.00% on the principal balance, payable together with the principal amount, at maturity on September 12, 2017 (the “Maturity Date”), or at any earlier acceleration date. If the outstanding principal and interest is not paid by the Maturity Date, the interest is adjusted to be the lesser of 22% and the highest rate allowed by law.

Conversion Right. A holder of a Note has the right at any time to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the applicable Note into fully paid and non-assessable shares of Common Stock at a conversion price of 75% of the lowest trading price of the Common Stock during the twenty trading day period ending on the last complete trading day prior to the date of conversion, subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

Covenants. So long as the Company has any obligations under the Notes, without the written consent of the holders of the applicable Notes, the Company may not (a) pay, declare or set apart for such payment, any dividend or other distribution on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock; (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors or (c) redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

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Defaults. It is an event of the default under each of the Notes if any of the following events occur, subject to certain cure rights as set forth in the Notes:

(i)	The Company fails to pay the principal or interest as required by the applicable Note;

(ii)	The Company (1) fails to reserve a sufficient amount of shares of common stock as required under the terms of the applicable Note or fails to issue shares of Common Stock to the applicable holder, or announces or threatens in writing that it will not honor its obligation to do so; (3) fails to transfer or cause its transfer agent to transfer shares required to be issued to the holder under the applicable Note; or (4) or fails to remove any restrictive legend on any certificate for any shares of Common Stock issued to the applicable holder upon conversion of or otherwise pursuant to the applicable Note;

(iii)	The Company breaches any material covenant or other material term or condition contained in the applicable Note and any collateral documents;

(iv)	Any representation or warranty of the Company made in the applicable Note or in any agreement, statement or certificate given in writing pursuant to the note is false or misleading in any material respect when made;

(v)	The Company or any subsidiary of the Company makes an assignment for the benefit of creditors, or applies for, or consents to, the appointment of a receiver or trustee for it or for a substantial part of its property or business, or a receiver or trustee is otherwise appointed;

(vi)	Any money judgment, writ or similar process is filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $25,000;

(vii)	Any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against the Company or any subsidiary of the Company;

(viii)	The Common Stock is not maintained for listing or quotation on the Over-the-Counter Pink Marketplace (the “OTC Pink”) or an equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT;

(ix)	The Company fails to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or ceases to be subject to the reporting requirements of the Exchange Act;

(x)	There occurs any dissolution, liquidation, or winding up of the Company or any substantial portion of its business;

(xi)	There occurs any cessation of operations by the Company or the Company admits it is otherwise generally unable to pay its debts as such debts become due;

(xii)	The Company restates any financial statements filed by the Company with the Securities and Exchange Commission (the “SEC”) for any date or period from two years prior to the Effective Date and until the applicable Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the holder with respect to the applicable Note;

(xiii)	The Company effectuates a reverse split of the Common Stock without twenty days’ prior written notice to the applicable holder;

(xiv)	The Company replaces its transfer agent and fails to provide irrevocable transfer agent instructions signed by the successor transfer agent and the Company;

(xv)	There occurs a breach or default by the Company of any covenant or other term or condition contained in any other financial instrument between the Company and the applicable Investor; or

(xvi)	The lowest trading prices on the OTC PINK or other applicable principal trading market for the Common Stock is equal to or less than $0.0001.

In the event of an event of default, the Company is obligated to pay to the holder of the applicable Note an amount equal to 150% of the then outstanding principal amount due under the applicable Note plus default interest and any other amounts payable under the applicable Note.

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 Ownership Limitations. No Note is convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder of the applicable Note and (b) the number of shares of our common stock issuable upon the conversion of the applicable Note or otherwise would result in the beneficial ownership by such holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder of the applicable Note upon 61 days’ notice to us.

Common Stock Purchase Warrants

As part of the Investors’ agreements to enter into the Agreement, we issued to the Investors on the Effective Date three-year common stock purchase warrants to purchase up to 125,755 shares of our common stock at an exercise price of 120% of the lowest trading price of the Common Stock during the twenty trading day period ending on the last complete trading day prior to the date of conversion (the “Warrants”).

The exercise price of the Warrants is subject to proportional adjustment in the event of splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

Pledge Agreements

The Company’s obligations pursuant to the New Note are secured by a pledge of the shares of Common Stock owned by Berlisa B.V. (18,660,000 shares), a company owned or controlled by Geurt van Wijk, our Chief Operating Officer and Director (“Berlisa”), and Sterling Skies B.V. (18,6660,000 shares), a company owned or controlled by Remy de Vries, our Chief Technology Officer (“Sterling” and, together with Berlisa, the “Pledgors”), pursuant to a stock pledge agreement entered into on the Effective Date between the Pledgors and the Investor who acquired the New Note (the “Pledge Agreement”).  While the Investor who holds the New Note is currently the only pledgee under the Pledge Agreement, the Pledge Agreement provides that the Pledgors have the right to amend the Pledge Agreement to add new pledgees in the event that additional New Notes are issued by the Company up to $300,000 (taken together with the New Note), and each of the holders of the New Notes will have a proportional interest percentage in the pledged shares pursuant to the Pledge Agreement.

The Company’s obligations pursuant to the Replacement Note are secured by a pledge of the 17,910,000 shares of Common Stock owned by Arend D. Verweij, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, pursuant to an existing stock pledge agreement entered into between the Company and Mr. Verweij.

Intellectual Property Agreement

The Company’s obligations pursuant to the Notes are also secured by a grant of a security interest made by the Company to the Investors in all of the intellectual property of the Company, whether currently owned or existing or that is acquired or comes into existence following the date of grant, pursuant to an Intellectual Property Security Agreement entered into on the Effective Date between the Company and the Investors (the “IP Security Agreement”).

Pursuant to the IP Security Agreement, the Investors (and any subsequent holder of the Notes) are granted a continuing security interest in the intellectual property of the Company until the Notes have been paid in full and obligations of the Company thereunder have been satisfied. The IP Security Agreement provides that the Company has the right to amend the IP Security Agreement to add new secured parties in the event that additional Notes are issued by the Company up to $401,511 (the total of the New Note, any additional Notes up to $300,000 in total value when taken together with the New Note, and the Replacement Note), and each of the holders of the Notes will have a proportional interest percentage in the collateral under the IP Security Pledge Agreement.

The descriptions of certain terms of the Agreements, the Notes, the Warrants, the Pledge Agreement and the IP Security Agreement do not purport to be complete and are qualified in their entirety to the complete text of the agreements, forms of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 hereto, each of which is incorporated herein by reference.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. Our issuance of the Notes and the Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration provided by Sections 4(a)(2) and 3(a)(9) under the Securities Act in a transaction not involving a public offering or distribution. The shares of common stock issued upon conversion of the Notes or exercise of the Warrants may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1*	Form of Subscription Agreement dated September 12, 2016.

10.2*	Form of Secured Convertible Promissory Note dated September 12, 2016.

10.3*	Form of Warrant dated September 12, 2016.

10.4*	Form of Stock Pledge Agreement dated September 12, 2016.

10.5*	Form of Intellectual Property Security Agreement dated September 12, 2016.

_______

* Filed herewith.

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDdriven, Inc.

Date: September 16, 2016	By:	/s/ Arend D. Verweij
Arend D. Verweij, Chief Executive Officer and Chief Financial Officer

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